SUPPLEMENTAL INFORMATION

FOR THE THREE MONTHS ENDED MARCH 31, 2016

BASIS OF PRESENTATION

GENERAL INFORMATION
Unless the context indicates otherwise, references in the accompanying financial information (the "Supplemental") to the "Corporation" refer to General Growth Properties, Inc. and references to "GGP" or the "Company" refer to the Corporation, its direct and indirect subsidiaries, and consolidated and unconsolidated entities. Additionally, where reference is made to "GAAP", this refers to accounting principles generally accepted in the United States of America.

PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties ("Proportionate" or "at share") in certain schedules included within this Supplemental. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company's unconsolidated property operations that are owned through investments accounted for under the equity method.

NON-GAAP MEASURES
This Supplemental makes reference to net operating income (“NOI”), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations (“FFO”). NOI is defined as income from operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses. NOI excludes reduction in ownership as a result of sales or other transactions ("Sold Interests"). EBITDA is defined as NOI less certain property management and administrative expenses, net of management fees and other operational items. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, less preferred unit distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. NOI, EBITDA and FFO are presented in the Supplemental on a Proportionate basis, which includes GGP’s share of consolidated and unconsolidated properties. As GGP conducts substantially all of its business through GGP Operating Partnership, LP, and through GGP Limited Partnership and GGP Nimbus, LP (collectively the “Operating Partnerships”, which are 99% owned by GGP) and since the limited common units of the Operating Partnerships are included in total diluted weighted average FFO per share amounts, all FFO amounts in this Supplemental reflect the FFO of the Operating Partnerships.

In order to present GGP's operations in a manner most relevant to its operations, Company NOI, Company EBITDA, and Company FFO have been presented to exclude certain non-cash and non-recurring revenue and expenses. Same Store Company NOI is presented to exclude the periodic effects of acquisitions of new properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. Company NOI, EBITDA, FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) attributable to common stockholders. For reference, as an aid in understanding management's computation of Company NOI, EBITDA, and FFO, a reconciliation of Company NOI to consolidated operating income, Company EBITDA, and Company FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of Non-GAAP to GAAP Financial Measures" schedule.

TABLE OF CONTENTS

	Page		Page
Financial Overview		Asset Transactions:
Earnings Press Release	ER1-6	Summary of Asset Transactions	13
GAAP Financial Statements:
Consolidated Balance Sheets	1	Portfolio Operating Metrics:
Consolidated Statements of Operations	2	Key Operating Performance Indicators	14
		Signed Leases All Less Anchors	15
Proportionate Financial Statements:		Lease Expiration Schedule and Top Ten Tenants	16
Proportionate Balance Sheets	3	Property Schedule	17-23
Overview	4
Company NOI, EBITDA, and FFO	5	Miscellaneous:
Reconciliation of Non-GAAP to GAAP Financial Measures	6-7	Capital Information	24
		Change in Total Common and Equivalent Shares	25
Debt:		Development Summary	26
Summary, at Share	8	Capital Expenditures	27
Detail, at Share	9-12	Corporate Information	28
		Glossary of Terms	29

This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this Supplemental. The Company disclaims any obligation to update any forward-looking statements.

Page	Schedule	Description
Proportionate Financial Schedules:
3	Proportionate Balance Sheet
The proportionate balance sheet adjusts GGP's GAAP balance sheet for noncontrolling interests and adds the Company's proportionate share of assets and liabilities related to investments accounted for under the equity method.

4	Overview	Summary of Company NOI, Same Store NOI, Company EBITDA and Company FFO on a proportionate basis.
5	Company NOI, Company EBITDA and Company FFO
Proportionate Results for the three months ended March 31, 2016 and 2015 adjusts GGP's consolidated results and FFO for noncontrolling interests and adds the Company's proportionate share of revenues and expenses included in NOI, EBITDA and FFO as defined in the Basis of Presentation. Company NOI, Company EBITDA and Company FFO exclude certain non-cash and non-recurring revenues and expenses that may not be indicative of future operations.

Portfolio Operating Metrics:
14	Key Operating Performance Indicators	Certain retail properties operating measures presented on a comparable basis. See Glossary of Terms for detailed descriptions.
17-23	Property Schedule
By Property, gross leasable area detail, including:
Anchor tenant listing
Ownership percentage
Gross leasable area by space type (mall, anchor, strip center, office)
Percentage leased

See Glossary of Terms for detailed descriptions.

GGP REPORTS FIRST QUARTER 2016 RESULTS
AND DECLARES SECOND QUARTER DIVIDEND

Chicago, Illinois, May 2, 2016 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three months ended March 31, 2016.

Financial Results
For the Three Months Ended March 31, 2016
Comparable net operating income (“Same Store NOI”) increased 5.2% to $561 million from $533 million in the prior year period.

Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 20.2% to $590 million from $491 million in the prior year period.

Company funds from operations (“Company FFO”) per share increased 24.2% to $0.40 per diluted share from $0.32 per diluted share in the prior year period. Company FFO increased 23.7% to $383 million from $309 million in the prior year period.

Company FFO was approximately $48 million higher than the Company’s first quarter guidance. Approximately $30 million relates to recognition of income from the Company’s share of the Ala Moana condominium development and $13 million from a gain on the sale of marketable securities. The total income related to the Ala Moana condominium development is still expected to be in line with full year guidance. The Company’s full year Company FFO guidance remains unchanged at $1.52 to $1.56 per diluted share.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, gain from changes in control of investment properties and provisions for impairment and loan loss, was $188 million, or $0.20 per diluted share, as compared to net income of $631 million, or $0.66 per diluted share, in the prior year period.

Operational Highlights

•	Same Store leased percentage was 95.9% at quarter end.

•
Initial rental rates for signed leases that have commenced in the trailing 12 months on a suite-to-suite basis increased 13.0%, or $7.64 per square foot, to $66.37 per square foot when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 2.1% to $20.3 billion on a trailing 12-month basis.

ER1

Investment Activities
Acquisitions
In the first quarter, the Company acquired the remaining 25% interest in Spokane Valley Mall for a gross purchase price of approximately $37.5 million including $14.8 million assumption of debt.

Dispositions
In the first quarter, the Company sold its interests in four retail properties for a gross purchase price of approximately $302 million and received net proceeds of approximately $250 million.

Development
The Company has development and redevelopment activities of approximately $1 billion of which projects totaling approximately $0.4 billion are under construction and $0.6 billion are in the pipeline.

Financing Activities
Corporate Credit Facility
During the quarter, the Company repaid $315 million on its credit facility. There is no balance outstanding as of March 31, 2016.

Corporate Loan
On April 25, 2016, the Company amended its $1.4 billion secured term loan. The interest rate of LIBOR plus 175 basis points and principal balance were unchanged, and corporate recourse was reduced from 100% to 50%. The term loan now matures in April 2019, and has two one-year extension options.

Dividends
On May 2, 2016, the Company’s Board of Directors declared a second quarter common stock dividend of $0.19 per share payable on July 29, 2016, to stockholders of record on July 15, 2016. This represents an increase of $0.02 per share or 12% growth over the dividend declared for the second quarter of 2015.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on
July 1, 2016, to stockholders of record on June 15, 2016.

ER2

Guidance
Company FFO for the year ending December 31, 2016 is expected to be $1.52 to $1.56 per diluted share. Company FFO for the second quarter of 2016 is expected to be $0.34 to $0.36 per diluted share.

Earnings Guidance	For the year ending December 31, 2016	For the three months ending June 30, 2016

Company FFO per diluted share	$1.52 - $1.56	$0.34 - $0.36
Adjustments [1]	(0.04)	(0.01)
NAREIT FFO	$1.48 - $1.52	$0.33 - $0.35
Depreciation, including share of JVs	(0.94)	(0.24)
Net income attributable to common stockholders	$0.54 - $0.58	$0.09 - $0.11
Preferred stock dividends	0.02	—
Net income attributable to GGP	$0.56 - $0.60	$0.09 - $0.11

1. Includes impact of straight-line rent, above/below market rent, ground rent amortization, debt market rate adjustments and other non-cash or non-comparable items.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Same Store NOI growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

ER3

Investor Conference Call
On Tuesday, May 3, 2016, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 72648905.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.ggp.com from time to time.

General Growth Properties, Inc.
General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

ER4

Non-GAAP Supplemental Financial Measures and Definitions
Net Operating Income (“NOI”) and Company NOI
The Company defines NOI as income from operations and after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses. NOI excludes reductions in ownership as a result of sales or other transactions and has been reflected on a proportionate basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance. We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other operational items. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO (discussed below), it is widely used by management in the annual budget process and for compensation programs.

The Company also considers Company EBITDA to be a helpful supplemental measure of its operating performance because it excludes from EBITDA certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company EBITDA should only be used as an alternative measure of the Company's financial performance.

Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.

The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-

ER5

maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

ER6

GAAP Financial Statements

FINANCIAL OVERVIEW Consolidated Balance Sheets (In thousands)

	March 31, 2016	December 31, 2015

Assets:
Investment in real estate:
Land	$3,584,640	$3,596,354
Buildings and equipment	16,342,374	16,379,789
Less accumulated depreciation	(2,504,856)	(2,452,127)
Construction in progress	297,711	308,903
Net property and equipment	17,719,869	17,832,919
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,535,457	3,506,040
Net investment in real estate	21,255,326	21,338,959
Cash and cash equivalents	193,099	356,895
Accounts and notes receivable, net	962,397	949,556
Deferred expenses, net	215,484	214,578
Prepaid expenses and other assets	940,008	997,334
Assets held for disposition	—	216,233
Total assets	$23,566,314	$24,073,555
Liabilities:
Mortgages, notes and loans payable	$13,868,216	$14,216,160
Investment in Unconsolidated Real Estate Affiliates	39,208	38,488
Accounts payable and accrued expenses	667,410	784,493
Dividend payable	175,326	172,070
Deferred tax liabilities	4,665	1,289
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	—	58,934
Total liabilities	14,961,025	15,477,634
Redeemable noncontrolling interests:
Preferred	167,732	157,903
Common	141,738	129,724
Total redeemable noncontrolling interests	309,470	287,627
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,014,835	8,028,001
Noncontrolling interests in consolidated real estate affiliates	20,586	24,712
Noncontrolling interests related to long-term incentive plan common units	18,356	13,539
Total equity	8,295,819	8,308,294
Total liabilities, redeemable noncontrolling interests and equity	$23,566,314	$24,073,555
.

FINANCIAL OVERVIEW Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended
	March 31, 2016	March 31, 2015
Revenues:
Minimum rents	$371,132	$374,112
Tenant recoveries	172,448	177,482
Overage rents	8,145	8,815
Management fees and other corporate revenues	33,741	19,086
Other	21,566	14,648
Total revenues	607,032	594,143
Expenses:
Real estate taxes	58,103	55,987
Property maintenance costs	17,483	19,881
Marketing	2,054	4,821
Other property operating costs	70,394	76,183
Provision for doubtful accounts	3,401	3,271
Provision for loan loss	36,069	—
Property management and other costs	30,745	42,793
General and administrative	13,427	12,446
Provisions for impairment	40,705	—
Depreciation and amortization	160,671	175,948
Total expenses	433,052	391,330
Operating income	173,980	202,813
Interest and dividend income	16,058	8,821
Interest expense	(147,677)	(172,651)
Gain (loss) on foreign currency	8,936	(22,910)
Gain from changes in control of investment properties and other	74,555	591,245
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	125,852	607,318
(Provision for) benefit from income taxes	(2,920)	11,159
Equity in income of Unconsolidated Real Estate Affiliates	57,491	11,253
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	14,914	12,020
Net Income	195,337	641,750
Allocation to noncontrolling interests	(3,557)	(7,019)
Net income attributable to GGP	191,780	634,731
Preferred stock dividends	(3,984)	(3,984)
Net income attributable to common stockholders	$187,796	$630,747

Basic Earnings Per Share:	$0.21	$0.71
Diluted Earnings Per Share:	$0.20	$0.66

Proportionate Financial Statements

PROPORTIONATE FINANCIAL STATEMENTS Proportionate Balance Sheets (In thousands)

	As of March 31, 2016				As of December 31, 2015
	GAAP	Noncontrolling Interests	GGP Share of Unconsolidated Real Estate Affiliates	GGP Total Share	GGP Total Share

Assets:
Investment in real estate:
Land	$3,584,640	$(23,741)	$1,823,736	$5,384,635	$5,343,747
Buildings and equipment	16,342,374	(136,112)	7,707,060	23,913,322	23,879,747
Less accumulated depreciation	(2,504,856)	21,410	(1,478,807)	(3,962,253)	(3,864,939)
Construction in progress	297,711	(491)	366,232	663,452	778,622
Net property and equipment	17,719,869	(138,934)	8,418,221	25,999,156	26,137,177
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,535,457	—	(3,535,457)	180,000	180,000
Net investment in real estate	21,255,326	(138,934)	5,062,764	26,179,156	26,137,177
Cash and cash equivalents	193,099	(3,850)	170,829	360,078	569,640
Accounts and notes receivable, net	962,397	(3,640)	198,049	1,156,806	1,069,686
Deferred expenses, net	215,484	(1,567)	152,202	366,119	365,166
Prepaid expenses and other assets	940,008	(9,400)	276,963	1,207,571	1,284,770
Assets held for disposition	—	—	—	—	203,942
Total assets	$23,566,314	$(157,391)	$5,860,807	$29,269,730	$29,810,381
Liabilities:
Mortgages, notes and loans payable	$13,868,216	$(128,310)	$5,544,226	$19,284,132	$19,603,159
Investment in Unconsolidated Real Estate Affiliates	39,208	—	(39,208)	—	—
Accounts payable and accrued expenses	667,410	(8,495)	355,562	1,014,477	1,208,197
Dividend payable	175,326	—	—	175,326	172,070
Deferred tax liabilities	4,665	—	227	4,892	1,514
Junior Subordinated Notes	206,200	—	—	206,200	206,200
Liabilities held for disposition	—	—	—	—	48,032
Total liabilities	14,961,025	(136,805)	5,860,807	20,685,027	21,239,172
Redeemable noncontrolling interests:
Preferred	167,732	—	—	167,732	157,903
Common	141,738	—	—	141,738	129,724
Total redeemable noncontrolling interests	309,470	—	—	309,470	287,627

Equity:
Preferred stock	242,042	—	—	242,042	242,042
Stockholders' equity	8,014,835	—	—	8,014,835	8,028,001
Noncontrolling interests in consolidated real estate affiliates	20,586	(20,586)	—	—	—
Noncontrolling interest related to Long-Term Incentive Plan Common Units	18,356	—	—	18,356	13,539
Total equity	8,295,819	(20,586)	—	8,275,233	8,283,582
Total liabilities, redeemable noncontrolling interests and equity	$23,566,314	$(157,391)	$5,860,807	$29,269,730	$29,810,381

PROPORTIONATE FINANCIAL STATEMENTS Overview (In thousands, except per share)

	Three Months Ended
	March 31, 2016	March 31, 2015	Percentage Change

Same Store NOI [1]	$561,094	$533,261	5.2%
Non-Same Store NOI [2]	48,402	1,785	n/a
Company NOI [3]	609,496	535,046	13.9%

Company EBITDA [3]	590,468	491,184	20.2%

Company FFO [4]	382,803	309,338	23.7%
Company FFO per diluted share	$0.40	$0.32	24.2%

Weighted average diluted common shares outstanding	956,664	960,488

1.	Includes lease termination fees of $8.7 million and $10.9 million for the three months ended March 31, 2016 and 2015, respectively.

2.
Non-Same Store NOI includes the periodic effects of acquisitions, certain redevelopments, including condominium development, and other properties for details see page 5. See Property Schedule on pages 17-23 for individual property details.

3.	Refer to page 5 (Company NOI, Company EBITDA and Company FFO). Company NOI and Company EBITDA exclude the periodic effects of Sold Interests. See Glossary of Terms on page 29.

4.	Refer to page 5 (Company NOI, Company EBITDA and Company FFO). Company FFO includes the periodic effects of Sold Interests. See Glossary of Terms on page 29.

PROPORTIONATE FINANCIAL STATEMENTS Company NOI, EBITDA and FFO For the Three Months Ended March 31, 2016 and 2015 (In thousands)

	Three Months Ended March 31, 2016							Three Months Ended March 31, 2015
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments [2]	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments[2]	Company
Property revenues:
Minimum rents [3]	$371,132	$(3,498)	$136,012	$(1,073)	$502,573	$3,014	$505,587	$374,112	$(4,090)	$108,707	$(14,070)	$464,659	$17,509	$482,168
Tenant recoveries	172,448	(1,599)	58,735	(478)	229,106	—	229,106	177,482	(1,680)	49,552	(7,019)	218,335	—	218,335
Overage rents	8,145	(99)	3,793	(293)	11,546	—	11,546	8,815	(61)	3,004	(569)	11,189	—	11,189
Other revenue	21,566	(199)	5,982	(70)	27,279	—	27,279	14,648	(249)	5,862	(626)	19,635	—	19,635
Condominium sales	—	—	141,419	—	141,419	—	141,419	—	—	—	—	—	—	—
Total property revenues	573,291	(5,395)	345,941	(1,914)	911,923	3,014	914,937	575,057	(6,080)	167,125	(22,284)	713,818	17,509	731,327
Property operating expenses:
Real estate taxes	58,103	(780)	15,729	(35)	73,017	(1,490)	71,527	55,987	(723)	13,381	(1,585)	67,060	(1,490)	65,570
Property maintenance costs	17,483	(86)	5,432	(29)	22,800	—	22,800	19,881	(124)	6,119	(890)	24,986	—	24,986
Marketing	2,054	(14)	4,413	7	6,460	—	6,460	4,821	(42)	2,062	(409)	6,432	—	6,432
Other property operating costs	70,394	(583)	25,592	(271)	95,132	(1,013)	94,119	76,183	(756)	23,537	(3,376)	95,588	(1,020)	94,568
Provision for doubtful accounts	3,401	(7)	1,969	(23)	5,340	—	5,340	3,271	(24)	1,552	(74)	4,725	—	4,725
Condominium cost of sales	—	—	105,195	—	105,195	—	105,195	—	—	—	—	—	—	—
Total property operating expenses	151,435	(1,470)	158,330	(351)	307,944	(2,503)	305,441	160,143	(1,669)	46,651	(6,334)	198,791	(2,510)	196,281
NOI	$421,856	$(3,925)	$187,611	$(1,563)	$603,979	$5,517	$609,496	$414,914	$(4,411)	$120,474	$(15,950)	$515,027	$20,019	$535,046
Management fees and other corporate revenues	33,741	—	—	—	33,741	—	33,741	19,086	—	—	—	19,086	—	19,086
Property management and other costs [4]	(30,745)	151	(8,665)	11	(39,248)	—	(39,248)	(42,793)	183	(7,587)	210	(49,987)	—	(49,987)
General and administrative	(13,427)	—	(94)	—	(13,521)	—	(13,521)	(12,446)	—	(515)	—	(12,961)	—	(12,961)
EBITDA	$411,425	$(3,774)	$178,852	$(1,552)	$584,951	$5,517	$590,468	$378,761	$(4,228)	$112,372	$(15,740)	$471,165	$20,019	$491,184
Depreciation on non-income producing assets	(3,110)	—	—	—	(3,110)	—	(3,110)	(2,682)	—	—	—	(2,682)	—	(2,682)
Interest and dividend income	16,058	386	706	—	17,150	(205)	16,945	8,821	387	707	—	9,915	(205)	9,710
Preferred unit distributions	(2,201)	—	—	—	(2,201)	—	(2,201)	(2,232)	—	—	—	(2,232)	—	(2,232)
Preferred stock dividends	(3,984)	—	—	—	(3,984)	—	(3,984)	(3,984)	—	—	—	(3,984)	—	(3,984)
Interest expense:
Mark-to-market adjustments on debt	207	—	87	—	294	(294)	—	187	(101)	382	359	827	(827)	—
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	—	—	—	—	(14,872)	—	—	6,361	(8,511)	8,511	—
Interest on existing debt	(147,884)	1,439	(54,775)	140	(201,080)	—	(201,080)	(157,967)	1,459	(45,516)	6,507	(195,517)	—	(195,517)
Gain (loss) on foreign currency	8,936	—	—	—	8,936	(8,936)	—	(22,910)	—	—	—	(22,910)	22,910	—
Provision for loan loss[5]	(36,069)	—	—	—	(36,069)	28,549	(7,520)	—	—	—	—	—	—	—
(Provision for) benefit from income taxes	(2,920)	16	(84)	—	(2,988)	(5,079)	(8,067)	11,159	20	(102)	—	11,077	(9,061)	2,016
FFO from sold interests	—	—	—	1,412	1,412	(60)	1,352	—	—	—	2,513	2,513	8,330	10,843
	240,458	(1,933)	124,786	—	363,311	19,492	382,803	194,281	(2,463)	67,843	—	259,661	49,677	309,338
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	122,853	1,933	(124,786)	—	—	—	—	65,380	2,463	(67,843)	—	—	—	—
FFO [6]	$363,311	$—	$—	$—	$363,311	$19,492	$382,803	$259,661	$—	$—	$—	$259,661	$49,677	$309,338

Company FFO per diluted share							$0.40							$0.32

1.	Sold interests include reclassification of operations related to reductions in ownership as a result of sales or other transactions.

2.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, loss on foreign currency and the related provision for income taxes, and other non-comparable items.

3.
Adjustments include amounts for straight-line rent of ($7,441) and ($7,209) and above/below market lease amortization of $10,456 and $24,718 for the three months ended March 31, 2016 and 2015, respectively.

4.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

5.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. We wrote down the principal balance by $28.5 million and reversed $7.5 million accrued interest to date, the interest portion impacts Company FFO.

6.	Proportionate FFO is presented in accordance with the NAREIT definition of FFO.

PROPORTIONATE FINANCIAL STATEMENTS Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands)

	Three Months Ended
	March 31, 2016	March 31, 2015

Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$609,496	$535,046
Adjustments for minimum rents, real estate taxes and other property operating costs [1]	(5,517)	(20,019)
Proportionate NOI	603,979	515,027
Unconsolidated Properties	(187,611)	(120,474)
NOI of Sold Interests	1,563	15,950
Noncontrolling interest in NOI Consolidated Properties	3,925	4,411
Consolidated Properties	421,856	414,914
Management fees and other corporate revenues	33,741	19,086
Property management and other costs	(30,745)	(42,793)
General and administrative	(13,427)	(12,446)
Provision for impairment	(40,705)	—
Provision for loan loss	(36,069)	—
Depreciation and amortization	(160,671)	(175,948)
Operating Income	$173,980	$202,813

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$590,468	$491,184
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative [1]	(5,517)	(20,019)
Proportionate EBITDA	584,951	471,165
Unconsolidated Properties	(178,852)	(112,372)
EBITDA of Sold Interests	1,552	15,740
Noncontrolling interest in EBITDA of Consolidated Properties	3,774	4,228
Consolidated Properties	411,425	378,761
Depreciation and amortization	(160,671)	(175,948)
Interest income	16,058	8,821
Interest expense	(147,677)	(172,651)
Gain (loss) on foreign currency	8,936	(22,910)
(Provision for) benefit from income taxes	(2,920)	11,159
Provision for impairment excluded from FFO	(40,705)	—
Provision for loan loss	(36,069)	—
Equity in income of Unconsolidated Real Estate Affiliates	57,491	11,253
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	14,914	12,020
Gains from changes in control of investment properties and other	74,555	591,245
Allocation to noncontrolling interests	(3,557)	(7,019)
Net Income Attributable to GGP	$191,780	$634,731

1.Refer to Page 5 (Company NOI, EBITDA and FFO).

PROPORTIONATE FINANCIAL STATEMENTS Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands)

	Three Months Ended
	March 31, 2016	March 31, 2015

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$382,803	$309,338
Adjustments for minimum rents, property operating expenses and property management and other costs, market rate adjustments, loan loss provision, income taxes and FFO from sold interests	(19,492)	(49,677)
Proportionate FFO	363,311	259,661
Depreciation and amortization of capitalized real estate costs	(224,869)	(229,868)
Gain from changes in control of investment properties and other	74,555	591,245
Preferred stock dividends	3,984	3,984
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	14,914	12,020
Noncontrolling interests in depreciation of Consolidated Properties	2,115	2,035
Provision for impairment excluded from FFO	(40,705)	—
Redeemable noncontrolling interests	(1,525)	(4,346)
Net Income Attributable to GGP	$191,780	$634,731

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in NOI of Unconsolidated Properties:
NOI	$187,611	$120,474
Net property management fees and costs	(8,665)	(7,587)
General and administrative	(94)	(515)
EBITDA	178,852	112,372
Net interest expense	(53,982)	(44,427)
Provision for income taxes	(84)	(102)
FFO of Unconsolidated Properties	124,786	67,843
Depreciation and amortization of capitalized real estate costs	(67,308)	(56,605)
Other, including gain on sales of investment properties	13	15
Equity in Income of Unconsolidated Real Estate Affiliates	$57,491	$11,253

1.Refer to Page 5 (Company NOI, EBITDA and FFO).

DEBT

DEBT Summary, at Share As of March 31, 2016 (In thousands)

				Maturities[1]
	Interest Rate	Proportionate Balance	Average Remaining Term (Years)	2016	2017	2018	2019	2020	2021	Subsequent	Total
Fixed Rate
Property Level Consolidated	4.43%	$11,736,110	6.5	$237,798	$355,343	$118,892	$493,457	$1,534,314	$1,370,353	$6,606,997	$10,717,154
Property Level Unconsolidated	4.30%	4,361,390	5.9	—	172,773	186,862	607,145	619,639	271,573	2,261,111	4,119,103
Total Fixed Rate	4.39%	$16,097,500	6.3	$237,798	$528,116	$305,754	$1,100,602	$2,153,953	$1,641,926	$8,868,108	$14,836,257

Variable Rate
Property Level Consolidated	2.26%	$1,995,445	2.3	$—	$—	$1,571,973	$395,500	$—	$—	$—	$1,967,473
Property Level Unconsolidated	3.31%	1,267,611	3.7	—	—	16,250	578,544	642,266	30,000	—	1,267,060
Junior Subordinated Notes Due 2036	2.07%	206,200	20.1	—	—	—	—	—	—	206,200	206,200
Total Variable Rate	2.63%	$3,469,256	3.9	$—	$—	$1,588,223	$974,044	$642,266	$30,000	$206,200	$3,440,733

Total	4.08%	$19,566,756	5.9	$237,798	$528,116	$1,893,977	$2,074,646	$2,796,219	$1,671,926	$9,074,308	$18,276,990
		Weighted average interest rate		4.39%	5.41%	2.50%	3.86%	3.82%	5.15%	4.37%

		Total Amortization		$126,641	$180,607	$182,950	$181,547	$176,378	$145,635	$296,008	$1,289,766

						Total Maturities and Amortization [2,3]					$19,566,756

1.Assumes that all maturity extensions are exercised.
2.Reconciliation to GGP Proportionate Mortgages, Notes, and Loans Payable:

Total Maturities and Amortization, from above	$19,566,756
Debt related to solar projects	25,775
Total Portfolio Debt	$19,592,531
Miami Design District cost method investment	(63,680)
Market rate adjustments, net	32,099
Deferred financing costs, net	(70,618)
Junior Subordinated Notes Due 2036	(206,200)
Mortgages, Notes and Loans Payable	$19,284,132

3.Reflects maturities and amortization for periods subsequent to March 31, 2016.

DEBT Detail, at Share[1] As of March 31, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse as of 3/31/2016 [3]	2016	2017	2018	2019	2020	2021	Subsequent
Fixed Rate

Consolidated Property Level
Brass Mill Center [4]	100%	93,347	2016	93,347	4.55%	No	—	—	—	—	—	—	—
Lakeside Mall	100%	145,817	2016	144,451	4.28%	No	1,366	—	—	—	—	—	—
Four Seasons Town Centre	100%	77,978	2017	72,532	5.60%	No	3,725	1,721	—	—	—	—	—
Apache Mall	100%	93,917	2017	91,402	4.32%	No	1,385	1,130	—	—	—	—	—
Mall of Louisiana	100%	203,885	2017	191,409	5.82%	No	6,084	6,392	—	—	—	—	—
The Gallery at Harborplace - Other	100%	4,808	2018	190	6.05%	No	1,530	2,152	936	—	—	—	—
Hulen Mall	100%	124,734	2018	118,702	4.25%	No	1,729	2,421	1,882	—	—	—	—
Governor's Square	100%	69,363	2019	66,488	6.69%	No	733	1,035	1,107	—	—	—	—
Oak View Mall	100%	77,687	2019	74,467	6.69%	No	820	1,160	1,240	—	—	—	—
Coronado Center	100%	192,722	2019	180,278	3.50%	No	2,966	4,110	4,258	1,110	—	—	—
Park City Center	100%	183,429	2019	172,224	5.34%	No	2,451	3,473	3,666	1,615	—	—	—
Newgate Mall	100%	58,000	2020	58,000	3.69%	No	—	—	—	—	—	—	—
Fashion Place	100%	226,730	2020	226,730	3.64%	No	—	—	—	—	—	—	—
Mall St. Matthews	100%	186,662	2020	170,305	2.72%	No	1,985	4,067	4,181	4,297	1,827	—	—
Town East Mall	100%	160,270	2020	160,270	3.57%	No	—	—	—	—	—	—	—
Tucson Mall	100%	246,000	2020	246,000	4.01%	No	—	—	—	—	—	—	—
Visalia Mall	100%	74,000	2020	74,000	3.71%	No	—	—	—	—	—	—	—
Tysons Galleria	100%	310,837	2020	282,081	4.06%	No	4,490	6,266	6,528	6,802	4,670	—	—
The Mall In Columbia	100%	346,922	2020	316,928	3.95%	No	4,733	6,531	6,794	7,067	4,869	—	—
Northridge Fashion Center	100%	232,206	2021	207,503	5.10%	No	3,277	4,627	4,871	5,129	5,369	1,430	—
Deerbrook Mall	100%	142,787	2021	127,934	5.25%	No	1,962	2,776	2,928	3,087	3,236	864	—
White Marsh Mall	100%	190,000	2021	190,000	3.66%	No	—	—	—	—	—	—	—
Park Place	100%	185,549	2021	165,815	5.18%	No	2,564	3,626	3,821	4,026	4,217	1,480	—
Providence Place	94%	335,861	2021	302,577	5.65%	No	4,270	6,077	6,434	6,813	7,162	2,528	—
Fox River Mall	100%	174,406	2021	156,373	5.46%	No	2,280	3,238	3,422	3,616	3,796	1,681	—
Oxmoor Center	94%	83,537	2021	74,781	5.37%	No	1,110	1,574	1,662	1,755	1,841	814	—
Rivertown Crossings	100%	157,577	2021	141,356	5.52%	No	2,049	2,910	3,077	3,254	3,417	1,514	—
Westlake Center - Land	100%	2,437	2021	2,437	12.90%	Yes - Full	—	—	—	—	—	—	—
Fashion Show - Other	100%	4,112	2021	1,577	6.06%	Yes - Full	292	411	437	465	494	436	—
Bellis Fair	100%	87,857	2022	77,060	5.23%	No	1,196	1,694	1,786	1,883	1,973	2,092	173
The Shoppes at Buckland Hills	100%	122,403	2022	107,820	5.19%	No	1,593	2,253	2,375	2,503	2,621	2,779	459
The Gallery at Harborplace	100%	77,470	2022	68,096	5.24%	No	988	1,398	1,474	1,555	1,628	1,728	603
The Streets at Southpoint	94%	237,862	2022	207,909	4.36%	No	3,277	4,542	4,744	4,955	5,175	5,405	1,855
Spokane Valley Mall	100%	59,204	2022	51,312	4.65%	No	833	1,172	1,228	1,287	1,342	1,414	616
Greenwood Mall	100%	63,000	2022	57,469	4.19%	No	—	419	1,054	1,100	1,140	1,197	621
North Star Mall	100%	317,847	2022	270,113	3.93%	No	5,005	6,973	7,256	7,551	7,825	8,175	4,949
Coral Ridge Mall	100%	109,452	2022	98,394	5.71%	No	1,094	1,533	1,623	1,718	1,819	1,925	1,346
Rogue Valley Mall	100%	54,649	2022	48,245	4.50%	No	638	899	941	984	1,024	1,078	840
The Oaks Mall	100%	131,285	2022	112,842	4.55%	No	1,841	2,584	2,706	2,833	2,951	3,106	2,422
Westroads Mall	100%	148,286	2022	127,455	4.55%	No	2,080	2,919	3,056	3,200	3,333	3,508	2,735
Coastland Center	100%	121,908	2022	102,621	3.76%	No	1,949	2,707	2,812	2,922	3,023	3,152	2,722
Pecanland Mall	100%	88,439	2023	75,750	3.88%	No	1,205	1,682	1,749	1,819	1,882	1,967	2,385
Crossroads Center (MN)	100%	100,987	2023	83,026	3.25%	No	1,723	2,379	2,459	2,541	2,617	2,713	3,529
Cumberland Mall	100%	160,000	2023	160,000	3.67%	No	—	—	—	—	—	—	—
The Woodlands	100%	249,310	2023	207,057	5.04%	No	3,744	5,215	5,484	5,767	6,064	6,377	9,602
Meadows Mall	100%	153,923	2023	118,726	3.96%	No	3,167	4,402	4,582	4,770	4,950	5,168	8,158
Oglethorpe Mall	100%	150,000	2023	136,166	3.90%	No	—	—	1,059	2,648	2,739	2,865	4,523
Prince Kuhio Plaza	100%	42,926	2023	35,974	4.10%	No	621	867	903	942	977	1,023	1,619

DEBT Detail, at Share[1] As of March 31, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse as of 3/31/2016 [3]	2016	2017	2018	2019	2020	2021	Subsequent
Augusta Mall	100%	170,000	2023	170,000	4.36%	No	—	—	—	—	—	—	—
Staten Island Mall	100%	252,035	2023	206,942	4.77%	No	3,872	5,381	5,643	5,918	6,207	6,510	11,562
Stonestown Galleria	100%	180,000	2023	164,720	4.39%	No	—	—	462	2,871	2,979	3,137	5,831
Boise Towne Square	100%	129,702	2023	106,372	4.79%	No	1,976	2,746	2,880	3,021	3,169	3,324	6,214
The Crossroads (MI)	100%	96,356	2023	80,833	4.42%	No	1,282	1,799	1,881	1,967	2,046	2,151	4,397
Jordan Creek Town Center	100%	212,195	2024	177,448	4.37%	No	2,840	3,980	4,160	4,348	4,520	4,749	10,150
Woodbridge Center	100%	250,000	2024	220,726	4.80%	No	—	2,395	3,777	3,964	4,128	4,367	10,643
The Maine Mall	100%	235,000	2024	235,000	4.66%	No	—	—	—	—	—	—	—
Baybrook Mall	100%	248,345	2024	212,423	5.52%	No	2,569	3,595	3,798	4,013	4,240	4,480	13,227
The Parks Mall at Arlington	100%	248,361	2024	212,687	5.57%	No	2,546	3,564	3,767	3,983	4,210	4,451	13,153
Fashion Show	100%	835,000	2024	835,000	4.03%	No	—	—	—	—	—	—	—
Beachwood Place	100%	220,000	2025	184,350	3.94%	No	—	2,922	4,032	4,194	4,362	4,537	15,603
Pembroke Lakes Mall	100%	260,000	2025	260,000	3.56%	No	—	—	—	—	—	—	—
Valley Plaza Mall	100%	240,000	2025	206,847	3.75%	No	—	—	3,167	4,410	4,556	4,757	16,263
Willowbrook Mall	100%	360,000	2025	360,000	3.55%	No	—	—	—	—	—	—	—
Boise Towne Plaza	100%	19,808	2025	16,006	4.13%	No	253	351	366	382	396	415	1,639
Paramus Park	100%	120,000	2025	120,000	4.07%	No	—	—	—	—	—	—	—
Glenbrook Square	100%	162,000	2025	137,791	4.27%	No	—	222	2,634	2,750	2,852	2,997	12,754
Peachtree Mall	100%	87,649	2025	70,865	4.31%	No	1,053	1,478	1,544	1,612	1,674	1,759	7,664
North Point Mall	100%	250,000	2026	218,205	4.54%	No	—	—	—	984	4,050	4,237	22,524
The Shops at La Cantera	75%	262,500	2027	262,500	3.60%	No	—	—	—	—	—	—	—
Providence Place - Other	94%	34,771	2028	2,247	7.75%	No	1,757	1,897	1,825	1,740	1,878	2,027	21,400
Consolidated Property Level		$11,736,110		$10,717,154	4.43%		$100,903	$139,665	$144,471	$146,171	$145,248	$120,317	$222,181

Unconsolidated Property Level
Riverchase Galleria	50%	152,500	2017	152,500	5.65%	No	—	—	—	—	—	—	—
The Shops at Bravern	40%	20,739	2017	20,273	3.86%	No	345	121	—	—	—	—	—
Plaza Frontenac	55%	28,600	2018	28,600	3.04%	No	—	—	—	—	—	—	—
Saint Louis Galleria	74%	158,262	2018	158,262	3.44%	No	—	—	—	—	—	—	—
The Grand Canal Shoppes	50%	313,125	2019	313,125	4.24%	No	—	—	—	—	—	—	—
First Colony Mall	50%	90,366	2019	84,321	4.50%	No	1,186	1,645	1,720	1,494	—	—	—
Natick Mall	50%	223,534	2019	209,699	4.60%	No	2,711	3,762	3,939	3,423	—	—	—
Oakbrook Center	48%	202,725	2020	202,725	3.66%	No	—	—	—	—	—	—	—
Christiana Mall	50%	116,688	2020	108,697	5.10%	No	1,217	1,725	1,816	1,913	1,320	—	—
Water Tower Place	47%	180,152	2020	171,026	4.35%	No	1,388	1,928	2,024	2,124	1,662	—	—
Kenwood Towne Centre	70%	151,847	2020	137,191	5.37%	No	2,092	2,964	3,131	3,306	3,163	—	—
Whaler's Village	50%	40,000	2021	40,000	5.42%	No	—	—	—	—	—	—	—
Shops at Merrick Park	55%	94,982	2021	85,797	5.73%	No	1,197	1,706	1,808	1,916	2,015	543	—
Willowbrook Mall (TX)	50%	99,499	2021	88,965	5.13%	No	1,395	1,972	2,077	2,188	2,291	611	—
Northbrook Court	50%	64,017	2021	56,811	4.25%	No	871	1,206	1,259	1,313	1,370	1,187	—
Ala Moana Center	63%	875,000	2022	875,000	4.23%	No	—	—	—	—	—	—	—
Florence Mall	50%	45,000	2022	45,000	4.15%	No	—	—	—	—	—	—	—
Clackamas Town Center	50%	108,000	2022	108,000	4.18%	No	—	—	—	—	—	—	—
Bridgewater Commons	35%	105,000	2022	105,000	3.34%	No	—	—	—	—	—	—	—
The Shoppes at River Crossing	50%	38,675	2023	35,026	3.75%	No	—	—	509	711	734	767	928
Carolina Place	50%	87,500	2023	75,542	3.84%	No	757	1,567	1,630	1,694	1,752	1,831	2,727
Union Square Portfolio	50%	25,000	2023	25,000	5.12%	No	—	—	—	—	—	—	—
Galleria at Tyler	50%	93,096	2023	76,716	5.05%	No	1,356	1,889	1,987	2,089	2,197	2,311	4,551

DEBT Detail, at Share[1] As of March 31, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse as of 3/31/2016 [3]	2016	2017	2018	2019	2020	2021	Subsequent
Park Meadows	35%	126,000	2023	112,734	4.60%	No	—	—	1,996	2,091	2,189	2,292	4,698
Stonebriar Centre	50%	140,000	2024	120,886	4.05%	No	—	804	2,477	2,579	2,686	2,797	7,771
Pinnacle Hills Promenade	50%	59,806	2025	48,805	4.13%	No	788	1,099	1,146	1,195	1,240	1,299	4,234
Altamonte Mall	50%	80,000	2025	69,045	3.72%	No	—	—	1,063	1,478	1,526	1,593	5,295
Alderwood	50%	175,016	2025	138,693	3.48%	No	2,533	3,512	3,638	3,769	3,888	4,043	14,940
Towson Town Center	35%	113,761	2025	97,713	3.82%	No	—	—	680	2,093	2,175	2,259	8,841
Perimeter Mall	50%	137,500	2026	137,500	3.96%	No	—	—	—	—	—	—	—
Glendale Galleria	50%	215,000	2026	190,451	4.06%	No	—	—	—	—	922	3,785	19,842
Unconsolidated Property Level		$4,361,390		$4,119,103	4.30%		$17,836	$25,900	$32,900	$35,376	$31,130	$25,318	$73,827

Total Fixed Rate Debt		$16,097,500		$14,836,257	4.39%		$118,739	$165,565	$177,371	$181,547	$176,378	$145,635	$296,008

Variable Rate

Consolidated Property Level
Columbiana Centre [4]	100%	130,816	2018	128,177	Libor + 175 bps	Yes - Full	746	1,393	500	—	—	—	—
Eastridge (WY) [4]	100%	48,228	2018	47,255	Libor + 175 bps	Yes - Full	275	514	184	—	—	—	—
Grand Teton Mall [4]	100%	48,859	2018	47,873	Libor + 175 bps	Yes - Full	279	520	187	—	—	—	—
Mayfair [4]	100%	347,813	2018	340,796	Libor + 175 bps	Yes - Full	1,983	3,704	1,330	—	—	—	—
Mondawmin Mall [4]	100%	81,011	2018	79,377	Libor + 175 bps	Yes - Full	461	863	310	—	—	—	—
North Town Mall [4]	100%	89,207	2018	87,407	Libor + 175 bps	Yes - Full	509	950	341	—	—	—	—
Oakwood [4]	100%	76,913	2018	75,362	Libor + 175 bps	Yes - Full	438	819	294	—	—	—	—
Oakwood Center [4]	100%	91,413	2018	89,569	Libor + 175 bps	Yes - Full	520	974	350	—	—	—	—
Pioneer Place [4]	100%	188,185	2018	184,389	Libor + 175 bps	Yes - Full	1,072	2,004	720	—	—	—	—
Red Cliffs Mall [4]	100%	30,261	2018	29,650	Libor + 175 bps	Yes - Full	173	322	116	—	—	—	—
River Hills Mall [4]	100%	76,283	2018	74,744	Libor + 175 bps	Yes - Full	435	812	292	—	—	—	—
Sooner Mall [4]	100%	78,931	2018	77,338	Libor + 175 bps	Yes - Full	450	841	302	—	—	—	—
Southwest Plaza [4]	100%	73,383	2018	71,902	Libor + 175 bps	Yes - Full	418	782	281	—	—	—	—
The Shops at Fallen Timbers [4]	100%	25,217	2018	24,709	Libor + 175 bps	Yes - Full	143	269	96	—	—	—	—
Columbia Mall	100%	100,000	2018	100,000	Libor + 175 bps	Yes - Full	—	—	—	—	—	—	—
Market Place Shopping Center	100%	113,425	2018	113,425	Libor + 240 bps	No	—	—	—	—	—	—	—
Lynnhaven Mall	100%	235,000	2019	235,000	Libor + 185 bps	No	—	—	—	—	—	—	—
830 North Michigan	100%	85,000	2019	85,000	Libor + 160 bps	No	—	—	—	—	—	—	—
Westlake Center	100%	42,500	2019	42,500	Libor + 230 bps	No	—	—	—	—	—	—	—
200 Lafayette	100%	33,000	2019	33,000	Libor + 250 bps	No	—	—	—	—	—	—	—
Consolidated Property Level		$1,995,445		$1,967,473	2.26%		$7,902	$14,767	$5,303	$—	$—	$—	$—

Unconsolidated Property Level
Union Square Portfolio	50%	16,250	2018	16,250	Libor + 400 bps	No	—	—	—	—	—	—	—
Ala Moana Construction Loan [5]	63%	234,915	2019	234,915	Libor + 190 bps	Yes - Partial	—	—	—	—	—	—	—
685 Fifth Avenue	50%	170,000	2019	170,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Miami Design District	15%	63,680	2019	63,680	Libor + 250 bps	No	—	—	—	—	—	—	—
530 Fifth Avenue	50%	15,500	2019	15,423	Libor + 788 bps	No	—	38	39	—	—	—	—
530 Fifth Avenue	50%	95,000	2019	94,526	Libor + 325 bps	No	—	237	237	—	—	—	—
Bayside Marketplace	51%	127,500	2020	127,500	Libor + 205 bps	No	—	—	—	—	—	—	—
Baybrook LPC Construction Loan [6]	53%	30,399	2020	30,399	Libor + 200 bps	Yes - Partial	—	—	—	—	—	—	—
730 Fifth Avenue [7]	37%	457,750	2020	457,750	Libor + 263 bps	No	—	—	—	—	—	—	—
Park Lane Construction Loan [8]	50%	26,617	2020	26,617	Libor + 325 bps	Yes - Partial	—	—	—	—	—	—	—

DEBT Detail, at Share[1] As of March 31, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse as of 3/31/2016 [3]	2016	2017	2018	2019	2020	2021	Subsequent
85 Fifth Avenue	50%	30,000	2021	30,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$1,267,611		$1,267,060	3.31%		$—	$275	$276	$—	$—	$—	$—

Consolidated Corporate
Junior Subordinated Notes Due 2036	100%	$206,200	2036	$206,200	Libor + 145 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Consolidated Corporate		$206,200		$206,200	2.07%		$—	$—	$—	$—	$—	$—	$—

Total Variable Rate Debt		$3,469,256		$3,440,733	2.63%		$7,902	$15,042	$5,579	$—	$—	$—	$—

Total [9]		$19,566,756		$18,276,990	4.08%		$126,641	$180,607	$182,950	$181,547	$176,378	$145,635	$296,008

1.	Proportionate share for Consolidated Properties presented exclusive of non-controlling interests.

2.	Assumes that all maturity extensions are exercised.

3.	Total recourse to GGP or its subsidiaries of approximately $1.9 billion, excluding the corporate revolver.

4.
Properties provide mortgage collateral as guarantors for $1.4 billion corporate borrowing and are cross collateralized. On April 25, 2016, the Company amended its $1.4 billion corporate loan. The amended loan is cross collateralized by mortgages on 15 properties. The interest rate and principal balance remained constant, however, the Company was able to decrease the recourse from 100% to 50% and extend the term for three years. The loan now matures April 25, 2019, with two one year extension options.

5.	Reflects the amount drawn as of March 31, 2016 on the $450.0 construction loan.

6.	Reflects the amount drawn as of March 31, 2016 on the $126.0 construction loan.

7.
Per the joint venture agreement approximately $915 million of the total property debt is associated with the retail units and approximately $335 million is associated with the upper units. GGP owns a 50% equity interest in the retail units, and as a result GPP's pro rata share of the property debt is approximately $458 million or 37%.

8.	Reflects the amount drawn as of March 31, 2016 on the $460.0 construction loan.

9.	Reflects amortization for the period subsequent to March 31, 2016.

Asset Transactions

ASSET TRANSACTIONS Summary of Asset Transactions For the Three Months Ended March 31, 2016 (In thousands)

Acquisitions
Closing Date	Property Name	Property Location	GGP Ownership %	Gross Purchase Price at Share [1]	Debt at Share	Net Equity at Share [1]

February 2016	Spokane Valley Mall [2]	Spokane, WA	100.0%	$37,500	$14,800	$22,700
	Total			$37,500	$14,800	$22,700

Dispositions
Closing Date	Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]

January 2016	Owings Mills Mall	Owings Mills, MD	50.0%	$11,559	$—	$11,559
January 2016	Eastridge Mall (CA)	San Jose, CA	100.0%	225,000	—	216,333
January 2016	Provo Towne Center	Provo, UT	75.0%	37,500	31,127	2,784
January 2016	522 Fifth Avenue [3]	New York, NY	10.0%	27,666	8,624	19,042
	Total			$301,725	$39,751	$249,718

1.	Includes closing costs.

2.	GGP purchased an additional 25% interest to increase our total ownership to 100%.

3.	GGP has received net proceeds of $10 million and will receive the remaining $9 million in December 2016.

Portfolio Operating Metrics

PORTFOLIO OPERATING METRICS Key Operating Performance Indicators As of and for the Three Months Ended March 31, 2016 (GLA in thousands)

GLA Summary
	Number of Properties	Mall and Freestanding	Anchor (GGP Owned)	Anchor (Tenant Owned)	Total Retail Property	Strip Center	Office	Total	Total at Share [1]	% Leased
Consolidated Retail Properties	86	37,073	12,553	34,010	83,636	1,209	1,083	85,928	51,487	95.7%
Unconsolidated Retail Properties	38	17,260	5,013	13,919	36,191	450	1,402	38,044	12,440	96.5%
Same Store Retail Properties[2]	124	54,333	17,566	47,929	119,828	1,660	2,485	123,972	63,926	95.9%
Non-Same Store Retail Properties	4	1,068	34	541	1,645	—	189	1,834	791	98.8%
Total Retail Properties	128	55,401	17,600	48,470	121,472	1,660	2,674	125,806	64,717	96.0%

Non-Same Store Strip Centers & Other Retail	1	256	—	—	256	—	—	256	90	99.5%
Total Real Estate	129	55,657	17,600	48,470	121,728	1,660	2,674	126,062	64,807	96.0%

Same Store Operating Metrics[2]

			In-Place Rent		Tenant Sales [3]
March 31, 2016	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF [4]	All Less Anchors	Occupancy Cost
Consolidated Retail Properties	95.7%	95.0%	$66.80	$53.63	$516	$12,160	14.1%
Unconsolidated Retail Properties	96.5%	95.4%	92.07	77.14	731	8,168	13.2%
Same Store Retail Properties	95.9%	95.2%	$75.06	$61.25	$584	$20,328	13.7%

			In-Place Rent		Tenant Sales [3]
March 31, 2015	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	Occupancy Cost

Consolidated Retail Properties	95.6%	93.8%	$65.48	$53.37	$513	$11,763	13.8%
Unconsolidated Retail Properties	96.3%	94.6%	88.67	74.07	768	8,138	12.1%
Same Store Retail Properties	95.8%	94.1%	$73.01	$60.21	$594	$19,901	13.1%

1.	Total GLA at Share includes assets at GGP ownership percentages and excludes tenant owned area.

2.	Same Store Metrics include all properties designated in the Property Schedule (pages 17-23) as "Total Same Store Retail Properties".

3.	Tenant Sales <10K SF is presented as Sales per square foot in dollars, and Tenant Sales All Less Anchors is presented as total sales volume in millions of dollars.

4.	Excluding Christiana Mall due to unusual changes in sales productivity, tenant sales per square foot (<10K SF) would have increased 1.0% on a trailing 12-month basis.

PORTFOLIO OPERATING METRICS Signed Leases[1] All Less Anchors As of March 31, 2016

	Leasing Activity - All Leases

	Commencement 2016
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	1,085	4,140,167	7.7	$60.51	$67.49
Percent in Lieu/Gross	153	996,300	5.4	N/A	N/A
Total Leases	1,238	5,136,467	7.3	$60.51	$67.49

	Commencement 2017
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	78	689,379	11.1	$35.08	$38.87
Percent in Lieu/Gross	11	139,710	5.5	N/A	N/A
Total Leases	89	829,089	10.2	$35.08	$38.87

	SUITE TO SUITE - Lease Spread [2,3]

	New and Renewal Leases
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Trailing 12 Commencements	1,438	4,020,221	7.2	$66.37	$74.05	$58.73	$7.64	13.0%	$15.32	26.1%
Commencement 2016	853	2,525,273	6.8	$69.35	$77.34	$61.89	$7.46	12.0%	$15.44	25.0%
Commencement 2017	69	307,007	6.4	$53.05	$58.97	$45.27	$7.78	17.2%	$13.71	30.3%

1.	Same Store Metrics include all properties designated in the Property Schedule (pages 17-23) as "Total Same Store Retail Properties".

2.	Represents signed leases that have commenced in the specified period compared to expiring rent for the prior tenant in the same suite. New suites are within 10,000 SF of the expiring suites.

3.	Represents leases where downtime between the new and previous tenant was less than 24 months.

PORTFOLIO OPERATING METRICS Lease Expiration Schedule and Top Ten Tenants [1]

Lease Expiration Year	Number of Expiring Leases	Expiring GLA at 100% (in thousands)	Percent of Total	Expiring Rent (in thousands)	Expiring Rent ($psf)

Specialty Leasing	1,061	2,174	4.2%	$47,206	$21.74
2016	1,188	3,610	6.9%	212,625	58.90
2017	1,976	6,416	12.3%	354,888	55.31
2018	1,631	5,630	10.8%	351,444	62.42
2019	1,307	5,528	10.6%	326,752	59.11
2020	1,108	4,050	7.8%	252,198	62.26
2021	958	3,701	7.1%	238,373	64.40
2022	867	3,563	6.8%	234,022	65.67
2023	924	3,807	7.3%	277,054	72.77
2024	867	4,226	8.1%	309,818	73.31
Subsequent	1,557	9,417	18.1%	621,594	66.01
Total	13,444	52,122	100.0%	$3,225,974	$61.89
Vacant Space	1,046	2,211
Mall and Freestanding GLA	14,490	54,333

Top Ten Largest Tenants	Primary DBA	Percent of Minimum Rents, Tenant Recoveries and Other

Limited Brands, Inc	Victoria's Secret, Bath & Body Works, PINK, Henri Bendel	3.7%
The Gap, Inc	Gap, Banana Republic, Old Navy, Athleta	2.8%
Foot Locker, Inc	Footlocker, Champs Sports, Footaction USA, House of Hoops, SIX:02	2.7%
Forever 21, Inc	Forever 21	2.1%
Abercrombie & Fitch Stores, Inc	Abercrombie, Abercrombie & Fitch, Hollister	2.1%
Express, Inc	Express, Express Men	2.0%
Ascena Retail Group	Dress Barn, Justice, Lane Bryant, Maurices, Ann Taylor, Loft	1.8%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.6%
Genesco Inc	Journeys, Lids, Underground Station, Johnston & Murphy	1.5%
Luxottica Group S.P.A.	Lenscrafters, Sunglass Hut, Pearle Vision	1.5%
Totals		21.7%

1.	Same Store metrics include all properties designated in property schedule (pages 17-23) as "Total Same Store Retail Properties".

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Consolidated Retail Properties
200 Lafayette	Pirch	100%	New York, NY	31,328	—	—	—	—	31,328	100.0%
830 N. Michigan Ave.	Uniqlo, Topshop	100%	Chicago, IL	117,411	—	—	—	—	117,411	100.0%
Apache Mall	Herberger's, JCPenney, Macy's	100%	Rochester, MN	413,237	206,326	162,790	—	—	782,353	99.0%
Augusta Mall	Dillard's, JCPenney, Macy's, Sears	100%	Augusta, GA	501,943	—	597,223	—	—	1,099,166	95.9%
Baybrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Friendswood (Houston), TX	655,969	96,605	720,931	—	—	1,473,505	99.3%
Beachwood Place	Dillard's, Nordstrom, Saks Fifth Avenue	100%	Beachwood, OH	321,717	317,347	247,000	95,151	—	981,215	97.3%
Bellis Fair	JCPenney, Kohl's, Macy's, Target	100%	Bellingham (Seattle), WA	436,839	100,400	237,910	—	—	775,149	94.2%
Boise Towne Square	Dillard's, JCPenney, Macy's, Sears, Kohl's	100%	Boise, ID	423,035	425,556	247,714	114,687	—	1,210,992	94.9%
Brass Mill Center	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Waterbury, CT	444,756	218,339	319,391	197,087	—	1,179,573	97.2%
Coastland Center	Dillard's, JCPenney, Macy's, Sears	100%	Naples, FL	337,434	123,921	466,469	—	—	927,824	96.6%
Columbia Mall	Dillard's, JCPenney, Sears, Target	100%	Columbia, MO	314,338	85,972	335,088	—	—	735,398	94.3%
Columbiana Centre	Belk, Dillard's, JCPenney	100%	Columbia, SC	269,101	160,276	360,643	—	—	790,020	99.7%
Coral Ridge Mall	Dillard's, JCPenney, Target, Younkers	100%	Coralville (Iowa City), IA	520,899	98,596	442,365	—	—	1,061,860	96.3%
Coronado Center	JCPenney, Kohl's, Macy's, Sears	100%	Albuquerque, NM	524,656	305,503	281,144	—	—	1,111,303	98.7%
Crossroads Center	JCPenney, Macy's, Sears, Target	100%	St. Cloud, MN	366,903	294,167	229,275	—	—	890,345	99.9%
Cumberland Mall	Costco, Macy's, Sears	100%	Atlanta, GA	386,869	147,409	500,575	—	—	1,034,853	97.2%
Deerbrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Humble (Houston), TX	557,280	—	653,540	—	—	1,210,820	98.7%
Eastridge Mall (WY)	JCPenney, Macy's, Sears, Target	100%	Casper, WY	276,555	213,913	75,883	—	—	566,351	87.9%
Fashion Place	Dillard's, Nordstrom	100%	Murray, UT	411,019	162,000	337,600	—	—	910,619	98.0%
Fashion Show	Dillard's, Macy's, Macy's Men's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	100%	Las Vegas, NV	842,215	271,635	761,653	—	—	1,875,503	99.3%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Four Seasons Town Centre	Dillard's, JCPenney	100%	Greensboro, NC	438,618	429,969	212,047	—	—	1,080,634	90.8%
Fox River Mall	JCPenney, Macy's, Sears, Target, Younkers	100%	Appleton, WI	594,717	30,000	564,914	—	—	1,189,631	97.4%
Glenbrook Square	JCPenney, Macy's, Sears, Carson's	100%	Fort Wayne, IN	448,000	555,870	221,000	—	—	1,224,870	91.3%
Governor's Square	Dillard's, JCPenney, Macy's, Sears	100%	Tallahassee, FL	339,685	—	691,605	—	—	1,031,290	94.0%
Grand Teton Mall	Dillard's, JCPenney, Macy's, Sears	100%	Idaho Falls, ID	211,466	199,062	124,863	93,274	—	628,665	94.6%
Greenwood Mall	Dillard's, JCPenney, Macy's, Sears	100%	Bowling Green, KY	422,536	156,096	272,957	—	—	851,589	99.1%
Hulen Mall	Dillard's, Macy's, Sears	100%	Ft. Worth, TX	394,956	—	596,570	—	—	991,526	95.8%
Jordan Creek Town Center	Dillard's, Younkers	100%	West Des Moines, IA	746,349	—	349,760	259,733	—	1,355,842	96.3%
Lakeside Mall	JCPenney, Lord & Taylor, Macy's, Macy's Men's & Home, Sears	100%	Sterling Heights, MI	483,227	115,300	905,418	—	—	1,503,945	85.3%
Lynnhaven Mall	Dillard's, JCPenney, Macy's	100%	Virginia Beach, VA	641,860	150,434	380,958	—	—	1,173,252	98.3%
Mall of Louisiana	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Sears	100%	Baton Rouge, LA	623,529	—	805,630	143,634	—	1,572,793	96.8%
Mall St. Matthews	Dillard's, Dillard's Men's & Home, JCPenney	100%	Louisville, KY	505,090	—	514,135	—	—	1,019,225	98.9%
Market Place Shopping Center	Bergner's, JCPenney, Macy's	100%	Champaign, IL	512,109	234,834	149,980	—	—	896,923	96.7%
Mayfair	Boston Store, Macy's, Nordstrom	100%	Wauwatosa (Milwaukee), WI	620,464	288,596	360,407	—	314,584	1,584,051	96.7%
Meadows Mall	Dillard's, JCPenney, Macy's, Sears	100%	Las Vegas, NV	308,056	—	636,853	—	—	944,909	95.1%
Mondawmin Mall		100%	Baltimore, MD	393,925	—	—	—	65,528	459,453	97.6%
Newgate Mall	Dillard's, Sears, Burlington Coat Factory	100%	Ogden (Salt Lake City), UT	338,394	218,874	118,919	—	—	676,187	96.0%
North Point Mall	Dillard's, JCPenney, Macy's, Sears, Von Maur	100%	Alpharetta (Atlanta), GA	428,199	539,850	363,151	—	—	1,331,200	94.9%
North Star Mall	Dillard's, JCPenney, Macy's, Saks Fifth Avenue	100%	San Antonio, TX	518,315	207,196	522,126	—	—	1,247,637	99.6%
Northridge Fashion Center	JCPenney, Macy's, Sears	100%	Northridge (Los Angeles), CA	637,937	—	824,443	—	—	1,462,380	97.8%
Northtown Mall	JCPenney, Kohl's, Macy's, Sears	100%	Spokane, WA	429,627	276,488	242,392	—	—	948,507	86.5%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Oak View Mall	Dillard's, JCPenney, Sears, Younkers	100%	Omaha, NE	255,260	149,326	454,860	—	—	859,446	84.4%
Oakwood Center	Dillard's, JCPenney, Sears	100%	Gretna, LA	399,817	—	514,028	—	—	913,845	95.9%
Oakwood Mall	JCPenney, Macy's, Sears, Younkers	100%	Eau Claire, WI	403,036	116,620	298,224	—	—	817,880	93.2%
Oglethorpe Mall	Belk, JCPenney, Macy's, Sears	100%	Savannah, GA	406,371	220,824	315,760	—	—	942,955	96.4%
Oxmoor Center	Macy's, Sears, Von Maur	94%	Louisville, KY	350,386	156,000	411,210	—	—	917,596	95.8%
Paramus Park	Macy's, Sears	100%	Paramus, NJ	305,845	169,634	289,423	—	—	764,902	98.3%
Park City Center	Bon Ton, Boscov's, JCPenney, Kohl's, Sears	100%	Lancaster (Philadelphia), PA	534,928	514,917	384,980	—	3,268	1,438,093	91.1%
Park Place	Dillard's, Macy's, Sears	100%	Tucson, AZ	473,306	—	581,457	—	—	1,054,763	98.1%
Peachtree Mall	Dillard's, JCPenney, Macy's	100%	Columbus, GA	301,038	307,539	201,076	—	12,600	822,253	93.9%
Pecanland Mall	Belk, Burlington Coat Factory, Dillard's, JCPenney, Sears	100%	Monroe, LA	348,687	19,962	595,474	—	—	964,123	95.0%
Pembroke Lakes Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Macy's Home Store, Sears	100%	Pembroke Pines (Fort Lauderdale), FL	354,054	395,219	386,056	—	—	1,135,329	95.9%
Pioneer Place		100%	Portland, OR	347,852	—	—	—	288,758	636,610	86.2%
Prince Kuhio Plaza	Macy's, Sears	100%	Hilo, HI	310,046	124,547	61,873	—	—	496,466	96.4%
Providence Place	Macy's, Nordstrom	94%	Providence, RI	733,378	—	513,816	—	4,304	1,251,498	96.3%
Quail Springs Mall	Dillard's, JCPenney, Von Maur	100%	Oklahoma City, OK	448,900	160,000	505,596	—	—	1,114,496	95.5%
Red Cliffs Mall	Dillard's, JCPenney, Sears	100%	St. George, UT	155,757	235,031	—	57,304	—	448,092	99.1%
Ridgedale Center	JCPenney, Macy's, Sears, Nordstrom	100%	Minnetonka, MN	301,835	343,072	457,868	—	—	1,102,775	98.7%
River Hills Mall	Herberger's, JCPenney, Sears, Target	100%	Mankato, MN	352,712	189,559	174,383	—	—	716,654	95.9%
Rivertown Crossings	JCPenney, Kohl's, Macy's, Sears, Younkers	100%	Grandville (Grand Rapids), MI	631,479	—	635,625	—	—	1,267,104	97.1%
Rogue Valley Mall	JCPenney, Kohl's, Macy's, Macy's Home Store	100%	Medford (Portland), OR	280,169	170,625	186,359	—	—	637,153	78.2%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Sooner Mall	Dillard's, JCPenney, Sears	100%	Norman, OK	237,403	129,823	137,082	—	—	504,308	95.4%
Spokane Valley Mall	JCPenney, Macy's, Sears	100%	Spokane, WA	350,545	126,243	251,366	138,002	—	866,156	92.9%
Staten Island Mall	Macy's, Sears, JCPenney	100%	Staten Island, NY	548,009	190,441	466,922	83,151	—	1,288,523	91.6%
Stonestown Galleria	Macy's, Nordstrom	100%	San Francisco, CA	408,169	160,505	267,788	—	—	836,462	93.7%
The Crossroads	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Portage (Kalamazoo), MI	266,414	—	502,961	—	—	769,375	95.4%
The Gallery At Harborplace		100%	Baltimore, MD	112,674	—	—	—	283,321	395,995	89.1%
The Maine Mall	Bon Ton, JCPenney, Macy's, Sears	100%	South Portland, ME	522,888	120,844	377,662	—	600	1,021,994	98.4%
The Mall in Columbia	JCPenney, Lord & Taylor, Macy's, Nordstrom, Sears	100%	Columbia, MD	633,883	351,168	449,000	—	—	1,434,051	96.6%
The Oaks Mall	Belk, Dillard's, JCPenney, Macy's, Sears	100%	Gainesville, FL	348,237	233,367	324,500	—	—	906,104	94.0%
The Parks Mall at Arlington	Dillard's, JCPenney, Macy's, Sears	100%	Arlington (Dallas), TX	761,751	—	748,945	—	—	1,510,696	98.1%
The Shoppes at Buckland Hills	JCPenney, Macy's, Macy's Men's & Home, Sears	100%	Manchester, CT	559,873	—	512,611	—	—	1,072,484	94.6%
The Shops at Fallen Timbers	Dillard's, JCPenney	100%	Maumee, OH	351,080	—	261,502	—	—	612,582	92.2%
The Shops at La Cantera	Dillard's, Macy's, Neiman Marcus, Nordstrom	75%	San Antonio, TX	614,250	—	627,597	—	70,694	1,312,541	97.0%
The Streets at Southpoint	Hudson Belk, JCPenney, Macy's, Nordstrom, Sears	94%	Durham, NC	608,275	—	726,347	—	—	1,334,622	99.3%
The Woodlands Mall	Dillard's, JCPenney, Macy's, Nordstrom	100%	Woodlands (Houston), TX	625,190	—	713,438	—	38,905	1,377,533	98.7%
Town East Mall	Dillard's, JCPenney, Macy's, Sears	100%	Mesquite (Dallas), TX	414,384	—	809,386	—	—	1,223,770	96.2%
Tucson Mall	Dillard's, JCPenney, Macy's, Sears	100%	Tucson, AZ	612,489	—	641,458	27,305	—	1,281,252	95.0%
Tysons Galleria	Macy's, Neiman Marcus, Saks Fifth Avenue	100%	McLean (Washington, D.C.), VA	309,719	—	511,933	—	—	821,652	89.9%
Valley Plaza Mall	JCPenney, Macy's, Sears, Target	100%	Bakersfield, CA	520,881	364,792	292,176	—	—	1,177,849	97.4%
Visalia Mall	JCPenney, Macy's	100%	Visalia, CA	178,146	257,000	—	—	—	435,146	95.3%
Westlake Center		100%	Seattle, WA	108,785	—	—	—	—	108,785	91.9%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Westroads Mall	JCPenney, Von Maur, Younkers	100%	Omaha, NE	518,192	—	529,036	—	—	1,047,228	95.9%
White Marsh Mall	JCPenney, Macy's, Macy's Home Store, Sears, Boscov's	100%	Baltimore, MD	437,322	257,345	466,010	—	—	1,160,677	92.6%
Willowbrook	Bloomingdale's, Lord & Taylor, Macy's, Sears	100%	Wayne, NJ	488,877	2,060	1,028,000	—	—	1,518,937	100.0%
Woodbridge Center	Boscov's, JCPenney, Lord & Taylor, Macy's, Sears	100%	Woodbridge, NJ	650,462	455,739	560,935	—	—	1,667,136	92.4%
Total Consolidated Retail Properties			Count: 86	37,073,317	12,552,736	34,010,045	1,209,328	1,082,562	85,927,988	95.7%

Unconsolidated Retail Properties
530 Fifth Avenue	Fossil, Desigual, Chase Bank	50%	New York, NY	31,230	—	—	—	—	31,230	100.0%
685 Fifth Avenue	Coach	50%	New York, NY	23,374	—	—	—	94,812	118,186	100.0%
Ala Moana Center	Macy's, Neiman Marcus, Bloomingdale's, Nordstrom	63%	Honolulu, HI	1,115,627	1,035,686	—	14,042	361,672	2,527,027	90.6%
Alderwood	JCPenney, Macy's, Nordstrom, Sears	50%	Lynnwood (Seattle), WA	578,310	177,679	528,219	39,096	—	1,323,304	98.9%
Altamonte Mall	Dillard's, JCPenney, Macy's, Sears	50%	Altamonte Springs (Orlando), FL	481,041	158,658	519,890	—	—	1,159,589	93.1%
Bayside Marketplace		51%	Miami, FL	205,937	—	—	—	1,103	207,040	96.9%
Bridgewater Commons	Bloomingdale's, Lord & Taylor, Macy's	35%	Bridgewater, NJ	406,004	150,525	352,351	92,584	—	1,001,464	96.5%
Carolina Place	Belk, Dillard's, JCPenney, Macy's, Sears	50%	Pineville (Charlotte), NC	386,359	277,404	496,098	—	—	1,159,861	95.0%
Christiana Mall	JCPenney, Macy's, Nordstrom, Target	50%	Newark, DE	625,809	—	641,312	—	—	1,267,121	100.0%
Clackamas Town Center	JCPenney, Macy's, Macy's Home Store, Nordstrom, Sears	50%	Happy Valley, OR	636,150	—	774,842	—	—	1,410,992	98.9%
First Colony Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's	50%	Sugar Land, TX	510,915	—	619,048	—	—	1,129,963	97.2%
Florence Mall	JCPenney, Macy's, Macy's Home Store, Sears	50%	Florence (Cincinnati, OH), KY	388,560	—	552,407	—	—	940,967	88.8%
Galleria at Tyler	JCPenney, Macy's, Nordstrom	50%	Riverside, CA	559,690	—	468,208	—	—	1,027,898	99.0%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Glendale Galleria	Bloomingdale's, JCPenney, Macy's, Target	50%	Glendale, CA	504,992	305,000	525,000	—	139,013	1,474,005	98.9%
Kenwood Towne Centre	Dillard's, Macy's, Nordstrom	50%	Cincinnati, OH	519,848	240,656	400,665	—	—	1,161,169	99.8%
Mizner Park	Lord & Taylor	47%	Boca Raton, FL	175,346	79,822	—	—	263,338	518,506	96.0%
Natick Mall	Lord & Taylor, Macy's, Sears, Neiman Marcus, Nordstrom	50%	Natick (Boston), MA	747,589	194,722	558,370	—	—	1,500,681	97.1%
Neshaminy Mall	Boscov's, Macy's, Sears	50%	Bensalem, PA	391,619	215,586	418,595	—	—	1,025,800	93.1%
Northbrook Court	Lord & Taylor, Macy's, Neiman Marcus	50%	Northbrook (Chicago), IL	478,229	126,000	410,277	—	—	1,014,506	92.1%
Oakbrook Center	Lord & Taylor, Macy's, Neiman Marcus, Nordstrom, Sears	48%	Oak Brook (Chicago), IL	1,076,851	606,081	467,863	—	232,905	2,383,700	97.7%
Otay Ranch Town Center	Macy's	50%	Chula Vista (San Diego), CA	514,646	—	140,000	—	—	654,646	96.8%
Park Meadows	Dillard's, JCPenney, Macy's, Nordstrom	35%	Lone Tree, CO	752,697	—	823,000	—	—	1,575,697	97.7%
Perimeter Mall	Dillard's, Macy's, Nordstrom, Von Maur	50%	Atlanta, GA	511,417	222,056	831,218	—	—	1,564,691	94.6%
Pinnacle Hills Promenade	Dillard's, JCPenney	50%	Rogers, AR	359,079	98,540	162,140	304,505	63,257	987,521	94.9%
Plaza Frontenac	Neiman Marcus, Saks Fifth Avenue	55%	St. Louis, MO	224,518	125,669	135,044	—	—	485,231	96.9%
Riverchase Galleria	Belk, JCPenney, Macy's, Sears, Von Maur	50%	Hoover (Birmingham), AL	558,565	330,032	610,026	—	—	1,498,623	95.3%
Saint Louis Galleria	Dillard's, Macy's, Nordstrom	74%	St. Louis, MO	458,729	—	714,052	—	—	1,172,781	93.7%
Stonebriar Centre	Dillard's, JCPenney, Macy's, Nordstrom, Sears	50%	Frisco (Dallas), TX	845,779	162,018	703,174	—	—	1,710,971	98.3%
The Grand Canal Shoppes	Barneys New York	50%	Las Vegas, NV	651,575	84,743	—	—	34,088	770,406	99.7%
The Shops at Bravern	Neiman Marcus	40%	Bellevue, WA	111,886	124,637	—	—	—	236,523	100.0%
The Shoppes at River Crossing	Belk, Dillard's	50%	Macon, GA	403,073	—	333,219	—	—	736,292	99.2%
Towson Town Center	Macy's, Nordstrom	35%	Towson, MD	604,372	—	419,129	—	—	1,023,501	96.8%
Union/Geary	Bulgari	50%	San Francisco, CA	22,208	—	—	—	19,507	41,715	100.0%
Union/Stockton	Apple	50%	San Francisco, CA	16,987	—	—	—	—	16,987	100.0%
Shops at Merrick Park	Neiman Marcus, Nordstrom	55%	Coral Gables, FL	408,716	—	330,000	—	101,263	839,979	96.8%
Water Tower Place	Macy's	47%	Chicago, IL	408,289	297,618	—	—	88,809	794,716	98.5%
Whaler's Village		50%	Lahaina, HI	103,963	—	—	—	2,557	106,520	98.4%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Willowbrook Mall	Dillard's, JCPenney, Macy's, Macy's Men's, Sears	50%	Houston, TX	459,811	—	984,372	—	—	1,444,183	96.0%
Total Unconsolidated Retail Properties			Count: 38	17,259,790	5,013,132	13,918,519	450,227	1,402,324	38,043,992	96.5%
Total Same Store Retail Properties [2]			Count: 124	54,333,107	17,565,868	47,928,564	1,659,555	2,484,886	123,971,979	95.9%

Non-Same Store Retail Properties
Southwest Plaza	Dillard's, JCPenney, Macy's, Sears	100%	Littleton, CO	572,391	34,545	541,851	—	64,817	1,213,604	97.8%
730 Fifth Avenue	Bulgari, Mikimoto, Piaget	50%	New York, NY	64,956	—	—	—	32,672	97,628	100.0%
85 Fifth Avenue	Anthropologie	50%	New York, NY	12,946	—	—	—	—	12,946	100.0%
Miami Design District [3]	Bulgari, Fendi, Hermes, Louis Vuitton, Prada, Valentino	15%	Miami, FL	417,943	—	—	—	91,917	509,860	100.0%
Total Retail Properties			Count: 128	55,401,343	17,600,413	48,470,415	1,659,555	2,674,292	125,806,017	96.0%

Non-Same Store Strip Centers & Other Retail
Shopping Leblon		35%	Rio de Janeiro, Brazil	256,045	—	—	—	—	256,045	99.5%
Total Non-Same Store Strip Centers & Other Retail			Count: 1	256,045	—	—	—	—	256,045	99.5%

1.	Excludes space under development.

2.	Refer to page 14 (Key Operating Performance Indicators).

3.	Investment is considered cost method for reporting purposes and is reflected in prepaid and other assets on our proportionate balance sheet.

Miscellaneous

MISCELLANEOUS Capital Information (In thousands, except per share amounts)

March 31, 2016

Closing common stock price per share	$29.73
52 Week High [1]	30.53
52 Week Low [1]	24.22

Portfolio Net Debt, At Share
Portfolio Debt
Fixed	$16,097,500
Variable	3,495,031
Total Portfolio Debt	19,592,531
Less: Cash and Cash Equivalents	(360,078)
Portfolio Net Debt	$19,232,453

Portfolio Capitalization Data
Portfolio Net Debt	$19,232,453
Preferred Securities:
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	115,962
Preferred Stock at 6.375%	250,000
Other Preferred Stock	360
Total Preferred Securities	$418,092

Common stock and Operating Partnership units outstanding at end of period [2]	$26,449,770
Total Market Capitalization at end of period	$46,100,315

1.	52-week pricing information includes the intra-day highs and lows.

2.
Amount calculated as outstanding shares at the end of the period multiplied by the closing share price plus outstanding partnership units multiplied by a conversion rate of approximately 1.04 multiplied by the closing share price.

MISCELLANEOUS Change in Total Common and Equivalent Shares

Rollforward of Shares to March 31, 2016	LTIP Units	Operating Partnership Units	Company Common Shares	Total Common Shares & Operating Partnership Units
			(In thousands)
Common Shares and Operating Partnership Units ("OP Units") Outstanding at December 31, 2015	1,646	4,585	882,397	888,628
DRIP	—	—	6	6
Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	61	—	653	714
Issuance of stock for employee stock purchase program	—	—	67	67
Common Shares and OP Units Outstanding at March 31, 2016	1,707	4,585	883,123	889,415

Common Shares issuable assuming exercise of warrants [1]			63,100
Common Shares issuable assuming exercise of in-the-money stock options [2]			7,525
Common Shares issuable assuming exchange of OP Units			6,543
Diluted Common Shares and OP Units Outstanding at March 31, 2016			960,291

	Three Months Ended
	March 31, 2016	March 31, 2015
	(In thousands)
Weighted average number of company shares outstanding	882,673	885,462
Weighted average number of stock options [3]	6,611	8,115
Weighted average number of GAAP dilutive warrants	60,870	60,855
Diluted weighted average number of Company shares outstanding - GAAP EPS	950,154	954,432

Weighted average number of common units	4,768	4,799
Weighted average number of LTIP Units	1,742	1,257
Diluted weighted average number of Company shares outstanding - FFO/Company FFO	956,664	960,488

1.
GGP has 73.9 million warrants outstanding convertible to 1.2133 Common Shares with a weighted average exercise price of $8.8158, with a scheduled expiration of November 9, 2017. 16.4 million warrants must be satisfied through net share settlement, with the remainder through either a net or full share settlement feature at the option of the holder.

Pursuant to the Plan, warrants to purchase equity were issued to the Plan Sponsors on the Effective Date.  The warrants are fully vested and the exercise prices will be subject to adjustment for future dividends, stock dividends, splits or reverse splits of our common stock or certain other events as are customary with such instruments at declaration.

Warrants	Weighted Average Exercise Price	Expiration Date	Impact of Dividend issued to stockholders of record as of December 15, 2015 [4]		Impact of settling warrants via net share settlement [5]
$57,500,000	$8.8616	Nov 9, 2017	Reduces exercise price to $8.8616	Increases number of Common shares per warrant to 1.2133	Net share: 69,764,750 x [29.73 - 8.8616] /29.73 = 48,970,020 shares delivered
$16,428,571	$8.6555	Nov 9, 2017	Reduces exercise price to $8.6555	Increases number of Common shares per warrant to 1.2133	Net share: 19,932,785 x [29.73 - 8.6555] /29.73 = 14,129,616 shares delivered
73,928,571	$8.8158				63,099,636 shares delivered

2.	The options are included at net share settlement.

3.	The impact of the stock options are dilutive under GAAP and FFO in 2015 and 2014.

4.	Based on dividend of $0.19 per share issued to stockholders of record on December 15, 2015.

5.	Based on stock price of $29.73 on March 31, 2016.

MISCELLANEOUS Development Summary

Property[1]	Description	GGP's Total Projected Share of Cost	GGP's Investment to Date [2]	Expected Return on Investment [3]	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)
Under Construction
Staten Island Mall	Expansion	$199	$16	8-9%	2019
Staten Island, NY

Other Projects	Redevelopment projects at various malls	218	68	6-8%	2017-2018
Various Malls

	Total Projects Under Construction	$417	$84

Projects in Pipeline
New Mall Development	Ground up mall development	$285	$44	8-10%	2020
Norwalk, CT

Ala Moana Center	Nordstrom box repositioning	53	35	9-10%	2018
Honolulu, HI

Other Projects	Redevelopment projects at various malls	290	91	8-9%	TBD
Various Malls

	Total Projects in Pipeline	$628	$170

1.	See Property Schedule on pages 17-23 for GGP ownership percentage for each individual property.

2.	Projected costs and investments to date exclude capitalized interest and overhead.

3.	Return on investment represents first year stabilized cash-on-cash return, based upon budgeted assumptions. Actual costs may vary.

MISCELLANEOUS Capital Expenditures

Expenditures ($ in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2016	March 31, 2015

Capital expenditures	$39,038	$35,339
Tenant allowances and capitalized leasing costs	33,388	39,852
Total	$72,426	$75,191

MISCELLANEOUS Corporate Information

Reporting Calendar
Results will be announced according to the following approximate schedule:
Quarter	Earnings Release Date	Earnings Call Date
Q2 2016	August 1, 2016	August 2, 2016

Stock Information
Common Stock
NYSE: GGP

6.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock)
NYSE: GGP PrA

Security	Quarter	Declaration Date	Record Date	Date Payable or Paid	Dividend per Share
Common Stock	Q2 2016	May 2, 2016	July 15, 2016	July 29, 2016	$0.1900
Common Stock	Q1 2016	February 1, 2016	April 15, 2016	April 29, 2016	$0.1900
Common Stock	Q4 2015	November 2, 2015	December 15, 2015	January 4, 2016	$0.1900
Common Stock	Q3 2015	September 1, 2015	October 15, 2015	October 30, 2015	$0.1800
Common Stock	Q2 2015	May 21, 2015	July 15, 2015	July 31, 2015	$0.1700
Common Stock	Q1 2015	February 19, 2015	April 15, 2015	April 30, 2015	$0.1700
Series A Preferred Stock	Q2 2016	May 2, 2016	June 15, 2016	July 1, 2016	$0.3984
Series A Preferred Stock	Q1 2016	February 1, 2016	March 15, 2016	April 1, 2016	$0.3984
Series A Preferred Stock	Q4 2015	November 2, 2015	December 15, 2015	January 4, 2016	$0.3984
Series A Preferred Stock	Q3 2015	September 1, 2015	September 15, 2015	October 1, 2015	$0.3984
Series A Preferred Stock	Q2 2015	May 21, 2015	June 15, 2015	July 1, 2015	$0.3984
Series A Preferred Stock	Q1 2015	February 19, 2015	March 16, 2015	April 1, 2015	$0.3984

Investor Relations	Transfer Agent

Kevin Berry	American Stock Transfer & Trust Company, LLC
Senior Vice President, Investor and Public Relations	6201 15th Avenue
Phone (312) 960-5529	Brooklyn, NY 11219
kevin.berry@ggp.com	Phone: (866) 627-2643
Foreign Investor Line:
+1 718 921-8124

MISCELLANEOUS Glossary of Terms

Terms	Description
Gross Leasable Area (GLA)	Total gross leasable space at 100%.
Mall and Freestanding	Inline mall shop and outparcel retail locations (locations that are not attached to the primary complex of buildings that comprise a shopping center). Excludes anchor stores and development space.
Anchor/Traditional Anchor
Department stores whose merchandise appeals to a broad range of shoppers.  Anchors either own their stores, the land under them and adjacent parking areas, or enter into long-term leases at rates that are generally lower than the rents charged to mall store tenants.

Strip Center
An attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the storefronts, but a strip center does not have enclosed walkways linking the stores.

Office	Leasable office space, either peripheral to a retail center or a stand-alone office building without a retail component.
Specialty Leasing	Temporary tenants on license agreements (as opposed to leases) with terms in excess of twelve months. License agreements are cancellable by the Company with 60 days notice.
Same Store NOI	Company NOI that excludes the periodic effects of acquisitions of new properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties.
Non-Same Store NOI	Includes the periodic effects of acquisitions of new properties and certain redevelopments and other properties.
Company NOI	Same Store NOI plus Non-Same Store NOI. Excludes reductions in ownership as a result of sales or other transactions.
Company EBITDA
Company NOI plus management fees and other corporate revenues, property management and other costs and general and administrative expense. Excludes reductions in ownership as a result of sales or other transactions.

Sold Interests	Reduction in ownership as a result of sales or other transactions, excluded from Company NOI and Company EBITDA, included in Company FFO.

Operating Metrics	Description
Leased
Leased area represents the sum of: (1) tenant occupied space under lease, (2) all leases signed for currently vacant space, and (3) tenants no longer occupying space, but still paying rent for all inline mall shop and outparcel retail locations, excluding anchors (Leased Area). Leased percentage is the Leased Area over the Mall and Freestanding Area.

Occupied
Occupied area represents the sum of: (1) tenant occupied space under lease, (2) tenants no longer occupying space, but still paying rent, and (3) tenants with a signed lease paying rent, but not yet opened for all inline mall shop and outparcel retail locations, excluding anchors (Occupied Area). Occupied percentage is the Occupied Area over the Mall and Freestanding Area.

Tenant Sales	Comparative rolling twelve month sales.
Occupancy Cost	Ratio of total tenant charges to comparative sales for inline mall tenants that opened at less than 10,000 square feet.
In-Place Rent	Weighted average rental rate of mall stores as of a point in time. Rent is presented on a cash basis and consists of base minimum rent and common area costs.
Expiring Rent	Represents rent at the end of the lease consisting of base minimum rent and common area costs.
Initial Rent	Represents initial rent at the time of rent commencement consisting of base minimum rent and common area costs.
Average Rent	Represents average rent over the term consisting of base minimum rent and common area costs.
Initial Rent Spread	Dollar spread between Initial Rent and Expiring Rent.
Average Rent Spread	Dollar spread between Average Rent and Expiring Rent.